UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
October 22, 2010
Date of Report (Date of earliest event reported)
Smith & Wesson Holding Corporation
(Exact Name of Registrant as Specified in Charter)

Nevada	001-31552	87-0543688

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2100 Roosevelt Avenue
Springfield, Massachusetts
01104
(Address of Principal Executive Offices) (Zip Code)
(800) 331-0852
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.77

Item 5.02. Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 22, 2010, we entered into a severance and change in control agreement with P. James Debney, President of our Firearm Division and Vice President of our company. If Mr. Debney’s employment is terminated for any reason other than a termination by us for cause (as defined in the agreement), the agreement provides that (a) we will pay Mr. Debney his base salary for a period of 12 months following the effective date of such termination; (b) we will pay Mr. Debney, at the same time as cash incentive bonuses are paid to our other executives, a portion of the cash incentive bonus deemed by our Compensation Committee in the exercise of its sole discretion to be earned by Mr. Debney pro rata for the period commencing on the first day of our fiscal year for which the cash incentive bonus is calculated and ending on the effective date of such termination; and (c) all unvested stock-based compensation held by Mr. Debney on the effective date of the termination will vest as of the effective date of such termination.
     The agreement with Mr. Debney also provides that, in the event of a change in control of our company, Mr. Debney may, at his option and upon written notice to us, terminate his employment with the same force and effect as if such termination were other than for cause as provided in the agreement, unless (i) the change in control has been approved by our board of directors, (ii) the provisions of the agreement remain in full force and effect, and (iii) Mr. Debney suffers no reduction in his status, duties, authority, or compensation following such change in control, provided that Mr. Debney will be considered to suffer a reduction in his status, duties, authority, or compensation, only if, after such change in control, (a) he is not the president of the firearm business conducted by our company immediately prior to the change in control; (b) such company terminates Mr. Debney or in any material respect reduces his status, duties, authority, or base compensation within one year of the change in control; or (c) as a result of the change in control, Mr. Debney is required to relocate out of Springfield, Massachusetts (or surrounding areas).
     The agreement also contains a provision that prohibits Mr. Debney from competing with our company for a period of 12 months following the termination of his employment with our company for any reason. The agreement also contains a provision that prohibits Mr. Debney from soliciting or hiring our personnel or employees for a period of 24 months following the termination of his employment with our company for any reason.
     The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in the change in control agreement, and is subject to and qualified in its entirety by reference to the full text of the severance and change in control agreement, which is attached hereto as Exhibit 10.77 and is hereby incorporated by reference into this Item 5.02.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit
Number	Exhibits
10.77	Severance and Change in Control Agreement, dated October 22, 2010, by and between Smith & Wesson Holding Corporation and P. James Debney

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH & WESSON HOLDING CORPORATION
Date: October 22, 2010	By:	/s/ Michael F. Golden
Michael F. Golden
President and Chief Executive Officer

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EXHIBIT INDEX
10.77	Severance and Change in Control Agreement, dated October 22, 2010, by and between Smith & Wesson Holding Corporation and P. James Debney